UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2026

Chesapeake Utilities Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Energy Lane, Dover, Delaware 19901
(Address of principal executive offices, including Zip Code)

(302) 734-6799

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 30, 2026, Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Barclays Capital Inc., Citizens JMP Securities, LLC, Ladenburg Thalmann & Co. Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC, as managers (in such capacity, each a “Manager” and, together, the “Managers”), Barclays Bank PLC, Citizens JMP Securities, LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and The Toronto-Dominion Bank, as forward purchasers (in such capacity, each a “Forward Purchaser” and, together, the “Forward Purchasers”), and Barclays Capital Inc., Citizens JMP Securities, LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC, as forward sellers (in such capacity, each a “Forward Seller” and, together, the “Forward Sellers”) (the Managers, the Forward Sellers and the Forward Purchasers are collectively referred to as the “Manager Parties”).

Pursuant to the terms of the Distribution Agreement, the Company may sell from time to time through the Managers or the Forward Sellers shares of the Company’s common stock, par value $0.4867 per share (the “Common Stock”), having an aggregate offering price of up to $225,000,000 (including shares of Common Stock that may be sold pursuant to forward sale agreements described below, the “Shares”). The sales, if any, of the Shares under the Distribution Agreement will be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or another market for the Company’s Common Stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed to with the applicable Managers or the Forward Sellers.

Pursuant to the terms of the Distribution Agreement, the Company will pay each Manager a commission for the Shares they individually sell at a mutually agreed rate not to exceed 2.0% of the gross sales price per Share. In addition, the Company has agreed to reimburse the Manager Parties for certain expenses incurred in connection with the offering, subject to the limitations set forth in the Distribution Agreement. The Company may also sell Shares to one or more of the Managers as principal for such Manager’s own account at a price agreed upon at the time of sale. Any sale of the Shares to a Manager as principal would be pursuant to the terms of a separate agreement between the Company and such Manager.

The Distribution Agreement provides that, in addition to the issuance and sale of the Shares by the Company to or through the Managers, the Company may enter into forward sale agreements under separate master forward sale confirmations (collectively, the “Master Forward Confirmations”) each dated September 30, 2026 between the Company and each Forward Purchaser and the related supplemental confirmations to be entered into between the Company and the relevant Forward Purchaser (each supplemental confirmation, together with the related Master Forward Confirmation, a “Forward Agreement”). In connection with any Forward Agreement, the relevant Forward Purchaser or its affiliate will borrow from third parties and, through its affiliated Forward Seller, sell a number of Shares equal to the number of Shares underlying the particular Forward Agreement. In no event will the aggregate number of Shares sold through the Managers or the Forward Sellers under the Distribution Agreement and under any Forward Agreement have an aggregate sales price in excess of $225,000,000.

The Company will not initially receive any proceeds from the sale of borrowed Shares by a Forward Seller. The Company expects to receive proceeds from the sale of the Shares by a Forward Seller upon future physical settlement of the relevant Forward Agreement with the relevant Forward Purchaser on dates specified by the Company on or prior to the maturity date of the relevant Forward Agreement. If the Company elects to cash settle or net share settle a Forward Agreement, the Company may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and the Company may owe cash (in the case of cash settlement) or shares of Common Stock (in the case of net share settlement) to the relevant Forward Purchaser. In connection with each Forward Agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price payable by the relevant Forward Purchaser under its Forward Agreement, a commission at a mutually agreed upon rate of up to 2.0% of the volume-weighted average of the sales prices of all borrowed Shares sold during the applicable forward hedge selling period by it or its affiliate as a Forward Seller.

The offering has been registered under the Securities Act pursuant to the Company’s shelf registration statement on Form S-3ASR (Registration No. 333-299198), including the prospectus contained therein, as supplemented by the prospectus supplement dated September 30, 2026 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Manager Parties have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company expects to use the net proceeds from the sales, if any, of the Shares for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment of short-term debt or borrowings under its revolving credit facility, financing acquisitions, investing in subsidiaries, and general working capital purposes.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, including the form of Master Forward Confirmation attached as Exhibit A thereto, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

In connection with the filing of the Prospectus Supplement, we are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Baker & Hostetler LLP, regarding the validity of the Shares.

Item 8.01	Other Events.

On October 1, 2026, we issued a press release announcing the establishment of an “at-the-market” equity offering program. Our press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Numbers	Description

1.1	Equity Distribution Agreement, dated September 30, 2026, by and between Chesapeake Utilities Corporation and each of (a) Barclays Capital Inc., Citizens JMP Securities, LLC, Ladenburg Thalmann & Co. Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC, as managers, (b) Barclays Bank PLC, Citizens JMP Securities, LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and The Toronto-Dominion Bank, as forward purchasers, and (c) Barclays Capital Inc., Citizens JMP Securities, LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC, as forward sellers, including the Form of Master Forward Confirmation attached thereto as Exhibit A.

5.1	Opinion of Baker & Hostetler LLP regarding the validity of the Shares.

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).

99.1	Press Release, dated October 1, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

October 1, 2026	By:	/s/ Jeffrey S. Sylvester
	Name:	Jeffrey S. Sylvester
	Title:	Senior Vice President and Chief Financial Officer